                                                                     EXHIBIT 21
B. F. SAUL REAL ESTATE INVESTMENT TRUST
LIST OF SUBSIDIARIES

                                         Site of              Date of               Current
                                      Incorporation         Acquisition/      Principal Business
                                                             Formation              Activity
--------------------------------------------------------------------------------------------------

100% OWNED SUBSIDIARIES

Auburn Hills Hotel Corporation        Maryland                  1994               Hotel Owner

Avenel Executive Park Phase II, Inc.  Maryland                  1987           Real Estate Investor

Commerce Center Development Corp.     Florida                   1980            Office Park Owner

Crabtree Hotel Corp.                North Carolina              1995                Inactive

Crystal City Hospitality Corp.        Virginia                  1989               Hotel Owner

Dallas San Simeon Incorporated         Texas                    1993         Apartment Project Owner

Dearborn Corporation                  Delaware                  1992               Land Owner

Dulles Airport Hotel Corporation      Virginia                  1989                Inactive

Flagship Centre Corporation           Maryland                  1985               Land Owner

Herndon Hotel Corporation             Virginia                  1996              Hotel Owner

MHC Airport Inn. Inc. (a)             New York                  1980/1976        Hotel Operator

MHC Corporation                       Maryland                  1980/1974        Hotel Operator

Metairie Office Towers, Inc. (b)      Louisiana                 1995           Office Bldg Owner

NVA Development Corporation           Virginia                  1984      Gen'l Part / Real Est. P/ship

Peachtree / Northeast Corp.            Georgia                  1979               Land Owner

Pueblo Hotel Corp.                    Colorado                  1985              Hotel Owner

Rochester Airport Hotel Corporation   New York                  1986                Inactive

Scope Hospitality Corp.               Virginia                  1989                Inactive

Sharonville Hotel Corporation           Ohio                    1986                Inactive

Timber Resources, Inc.                Delaware                  1988                Inactive

Tysons Corner Hospitality Corp.       Virginia                  1989                Inactive

University Avenue Hotel Corporation   Arkansas                  1995                Inactive

Wheeler Road, Inc.                    Maryland                  1992                Inactive

900 Corporation                       Georgia                   1981           Office Bldg Owner

1100 Corporation                      Georgia                   1979           Office Bldg Owner

1113 Corporation                      Florida                   1984     Gen'l Part / Real Est. P / ship

---------------------------------------
(a) Subsidiary of MHC Corporation
(b) Subsidiary of Dearborn Corporation

                                                                     EXHIBIT 21
B. F. SAUL REAL ESTATE INVESTMENT TRUST
LIST OF SUBSIDIARIES (Continued)


                                                                                    Date of               Current
                                                                    Site of        Acquistion        Principal Business
                                                   Note           Corporation      Formation/             Activity
--------------------------------------------------------------------------------------------------------------------------------
 80% OWNED SUBSIDIARIES
 Ashburn Village Development Corporation            (A)             Maryland         1991         Real Estate Owned (REO)
 Bailey's Corporation                               (A)             Maryland         1993                 Inactive
 Balmoral Golf Corporation                          (B)             Maryland         1992                 Inactive
 B. F. Saul Mortgage Company                        (C)             Maryland         1984       Residential Loan Origination
 Bondy Way Development Corporation                  (A)             Maryland         1990                    REO
 Brambleton Land Corporation                        (A)             Maryland         1977                    REO
 Brooke Manor Land Corporation                      (A)             Maryland         1990                 Inactive
 CCB Holding Corporation                            (C)             Delaware         1994                Investments
 CCRE, Inc.                                         (D)             Maryland         1984                 Inactive
 Cherrytree Corporation                             (A)             Maryland         1993                    REO
 Chevy Chase Bank, F.S.B.                                        United States       1969               Savings Bank
 Chevy Chase Financial Services Corporation         (C)             Virginia         1996     Stock Ownership of CCIA and CCS
 Chevy Chase Insurance Agency, Inc. ("CCIA")        (E)             Maryland       1985/1971          Insurance Agency
 Chevy Chase Mortgage Company                       (F)             Maryland         1972                 Inactive
 Chevy Chase Mortgage Company of Virginia           (C)             Virginia         1996                 Inactive
 Chevy Chase Preferred Capital Corporation          (C)             Maryland         1996    Real Estate Investment Trust (REIT)
 Chevy Chase Real Estate Corporation                (C)             Virginia         1996    Stock Ownership of REO Subsidiaries
 Chevy Chase Securities, Inc. ("CCS")               (E)             Maryland         1984                Securities
 Consumer Finance Corporation                       (C)             Virginia         1994         Consumer Loan Origination
 Duvall Village Corporation                         (A)             Maryland         1992                    REO
 First Balmoral Corporation                         (A)             Maryland         1991                    REO
 Goldsboro Heights Property Corp.                   (A)             Maryland         1992                 Inactive
 Great Seneca Development Corporation               (A)             Maryland         1991                    REO
 Group Investment Corporation                       (D)             Maryland         1986                 Inactive
 Inglewood Corporation                              (A)             Maryland         1990                 Inactive
 Manor Holding Corporation                          (C)             Virginia         1996                 Inactive
 Manor Investment Company                           (G)             Maryland         1971     Real Estate Ownership / Development
 Marbury I Corporation                              (A)             Maryland         1991                    REO
 Marbury II Corporation                             (A)             Maryland         1991                    REO
 NML Corporation                                    (A)             Maryland         1992                    REO
 North Ode Street Development Corporation           (D)             Maryland         1981      Real Estate Finance / Development
 Oak Den, Inc.                                      (A)             Maryland         1991                 Inactive
 Old Chapel Corporation                             (A)             Maryland         1992                    REO
 PMC Corporation                                    (A)             Maryland         1991                 Inactive
 Presley Corporation                                (C)             Maryland         1993            Real Estate Ownership
 Primrose Development Corporation                   (A)             Maryland         1990                    REO
 Ridgeview Centre Corp.                             (A)             Maryland         1992                    REO
 Ronam Corporation, Inc.                            (C)             Maryland         1986       Real Estate Finance/Development
 Shoppes of Jefferson, Ltd.                         (A)             Virginia         1991                 Inactive
 Sully Park Corporation                             (A)             Maryland         1990                 Inactive
 Sully Station Corporation                          (A)             Maryland         1990                    REO
 Sycolin - Leesburg Corporation                     (A)             Maryland         1992                    REO
 Terminal Drive Properties Corporation              (A)             Maryland         1991                    REO

-------------------------------------------
(A)   Subsidiary of Chevy Chase Real Estate Corporation
(B)   Subsidiary of First Balmoral Corporation
(C)   Subsidiary of Chevy Chase Bank, F.S.B.
(D)   Subsidiary of Manor Investment Company
(E)   Subsidiary of Chevy Chase Financial Services Corporation
(F)   Subsidiary of Chevy Chase Mortgage Company of Virginia
(G)   Subsidiary of Manor Holding Company